Kirkpatrick & Lockhart LLP
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                                December 11, 2001




The Dreyfus/Laurel Funds, Inc.
200 Park Avenue - 55th Floor
New York, New York 10166

Ladies and Gentlemen:

      In connection with the filing of Post-Effective Amendment No. 79 to the Registration Statement on Form N-1A (File Nos. 33-16338 and 811-5270) of The Dreyfus/Laurel Funds, Inc. which you are about to file with the Securities and Exchange Commission, we hereby consent to the reference to our firm as "counsel" in the Statement of Additional Information of Dreyfus Tax-Smart Growth Fund, incorporated by reference into that Fund's Prospectus.


                                    Very truly yours,

                                    /s/ Kirkpatrick & Lockhart LLP

                                    Kirkpatrick & Lockhart LLP